UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016 (March 2, 2016)

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 2, 2016, the Board of Directors of TTM Technologies, Inc. (the “Company”) approved an amendment to the Company’s Fourth Amended and Restated Bylaws (as amended and restated, the “Bylaws”), effective March 2, 2016. The amendment provides that the Delaware Court of Chancery will be the exclusive forum for adjudication of certain actions and proceedings as set forth in Section 7.8 entitled “Exclusive Forum for Certain Litigation.” These certain actions and proceedings include derivative actions, actions claiming breach of fiduciary duty, actions involving the Delaware General Corporation Law or the Company’s organizational documents, and actions involving the internal affairs legal doctrine.

The foregoing description of the amendment to the Bylaws is only a summary and does not purport to be complete and is qualified in its entirety by reference to the complete text of the Company’s Fourth Amended and Restated Bylaws, as amended, a copy of which is attached as Exhibit 3.2(i) to this report and is incorporated herein by reference.

Item  7.01. Regulation FD Disclosure

On March 7, 2016, the Company issued a press release announcing the principal payment of $74.1 million toward the $950 million Senior Secured Term Loan B that was used to finance the acquisition of Viasystems on May 31, 2015. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

3.2(i)	Fourth Amended and Restated Bylaws of TTM Technologies, Inc., as amended as of March 2, 2016

3.2(ii)	Fourth Amended and Restated Bylaws of TTM Technologies, Inc., marked to show amendments effective as of March 2, 2016

99.1	Press Release dated March 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: March 7, 2016	By:	/s/ Todd B. Schull
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.2(i)	Fourth Amended and Restated Bylaws of TTM Technologies, Inc., as amended as of March 2, 2016

3.2(ii)	Fourth Amended and Restated Bylaws of TTM Technologies, Inc., marked to show amendments effective as of March 2, 2016

99.1	Press Release dated March 7, 2016

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